SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2006

AMERIPRINT INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Howe Street, Suite 1030, Vancouver
British Columbia, Canada	V6C 2B3
(Address of principal executive offices)	(Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On January 23, 2005 we acquired rights in State of Alaska Oil and Gas Leases ADL 389208, 389932, 390087, 390383, 390567, and 390572 (the “Issued Leases) from Massimiliano Pozzoni (“MP”) pursuant to an Asset Purchase Agreement (the “Agreement”) among us, MP and Kevin Moe (“KM”). Pursuant to the Agreement, we also acquired MP’s rights in State of Alaska Oil and Gas Leases ADL 390722, 390723 and 390745 (the “Un-issued Leases). In consideration of the sale of the Issued and Un-issued Leases (collectively the “Leases”), we issued 2,000,000 shares of our restricted common stock (the “Shares’) to MP. The Un-issued Leases have not been issued by the State of Alaska as of the date hereof but are expected to be issued in the future. No assurance can be given however, that this will prove to be the case. The Issued Leases are in full force and effect and are free and clear of any liens or encumbrances. They provide for a net revenue interest of 87.5% prior to an overriding 5% royalty. If and when issued, our rights in the Un-Issued Leases will be the same as our rights in the Issued Leases. We have assumed all obligations of MP under the Issued Leases from and after the date of purchase, including the obligation to timely pay all rentals due thereunder and shall assume similar obligations under the Un-issued Leases if and when issued. In connection with the acquisition, we have also assumed MP’s obligation to drill or cause to be drilled, at our sole expense, within 5 years of November 28, 2005, a test well, to completion or abandonment, on at least one of ADL 390087, ADL 390722 or ADL 390723, to a bottomhole depth and location at least sufficient to test both the West Foreland and Hemlock Formation. Failure to drill the test well by November 27, 2010 to completion or abandonment will result in our forfeiture of leases ADL 390087, AL 390722, and ADL 390723.

The closing of the Agreement took place on January 27, 2006. Effective as of the closing, we delivered a certificate for 2,000,000 Shares to MP, appointed MP to our board of directors, accepted the resignation of KM as an executive officer or our Company and appointed MP to the vacated executive officer positions including president, secretary, treasurer, CEO and CFO.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As more fully described in Item 1.01 above, pursuant to an Asset Purchase Agreement dated January 23, 2006, among us, Massimiliano Pozzoni and Kevin Moe, we acquired rights in issued and un-issued State of Alaska Oil & Gas Leases (collectively, the “Leases”). The purchase price for the Leases was 2,000,000 Shares of our restricted common stock.

ITEM 3.02 UNREGISTERED SALESOF EQUITY SECURITIES

As more fully described in Item 1.01 above, pursuant to an Asset Purchase Agreement dated January 23, 2006, among us, Massimiliano Pozzoni and Kevin Moe, effective January 27, 2006, we issued 2,000,000 Shares of our restricted common stock to Massimiliano Pozzoni in consideration of our acquisition of certain State of Alaska Oil & Gas Leases, both issued and un-issued, from Mr. Pozzoni. The sale of the Shares to Mr. Pozzoni was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As more fully described in Item 1.01 above, pursuant to an Asset Purchase Agreement dated January 23, 2006, among us, Massimiliano Pozzoni and Kevin Moe, effective January 27, 2006, we appointed Massimiliano Pozzoni to our board of directors, accepted the resignation of Kevin Moe as an executive officer and appointed Massimiliano Pozzoni to all of our vacated executive officer positions. Following such appointment, Mr. Pozzoni is serving as our sole executive officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated January 23, 2006 among Registrant, Massimiliano Pozzoni and Kevin Moe

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIPRINT INTERNATIONAL LTD.

Dated: January 27, 2006	By:	/s/ Massimiliano Pozzoni
Name: Massimiliano Pozzoni
Title: President, Principal Executive, Financial And Accounting Officer, and Treasurer